Exhibit (d)

Return via Standard Mail Corporate Capital Trust, Inc. c/o UMB Bank, N.A./ Boston Financial Processing Agent PO Box 8949 Boston, MA 02266-8949	Return via Overnight Delivery Corporate Capital Trust, Inc. c/o UMB Bank, N.A./ Boston Financial Processing Agent 30 Dan Road, Ste, 8949 Boston, MA 02266-8949	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

SUBSCRIPTION AGREEMENT

one	Investment

Select one.	☐ Initial Investment	☐ Additional Purchase	☐ Net of Commissions Purchase*
Enter amounts.	Amount of Subscription $
*Investor Representative is required to complete, sign and attach a Net-of-Commissions affirmation letter.
Either: (a) Attach a check. Cash, money orders, starter or counter checks, third-party checks and traveler’s checks will not be accepted. OR (b) Wire Funds See Section Seven

Make check payable to “UMB Bank, N.A., as EA for Corporate Capital Trust, Inc.” or the custodian if purchasing for a Qualified Plan account. If a check received from an Investor is returned for insufficient funds or otherwise not honored, Corporate Capital Trust, Inc. or its agent (collectively, “CCT”) may return the check with no attempt to redeposit. In such event, any issuance of the shares or declaration of distributions on shares may be rescinded or redeemed by Corporate Capital Trust, Inc. Corporate Capital Trust, Inc. may reject any subscription, in whole or in part, in its sole discretion.

two	Investor Information

Print name(s) and address exactly as they are to be registered on the account.	Name of Investor/Trustee	Social Security or Tax ID Number
Name of Co-Investor/Trustee (if applicable)	Social Security or Tax ID Number
Street Address (required)	Email Address
City	State	Zip Code
Daytime Phone Number	Evening Phone Number
Optional Mailing Address
City	State	Zip Code

Citizenship:
Select one.	☐ U.S. citizen	☐ U.S. citizen residing outside the U.S. Country:________________________	☐ Resident Alien

Select one.	Backup Withholding: Subject to backup withholding? ☐ YES ☐ NO
Custodian Information (if applicable):

Name	Tax ID Number
Address	Custodian/Brokerage Acct. Number
City	State	Zip Code

three	Form of Ownership
Select one.	Non-Custodial Accounts ($5,000 minimum investment):

Single Owner
	☐ Individual	☐ Individual with Transfer on Death*

Multiple Owners
	☐ Joint Tenants with Right of Survivorship	☐ Joint Tenants with Transfer on Death*	☐ Community Property

* Requires Transfer on Death form that can be found at www.CorporateCapitalTrust.com

Trust
	☐ Taxable Trust	☐ Tax Exempt Trust
	Name of Trust		Tax ID Number

Custodial Accounts: Qualified Plan ($4,000 minimum investment):
☐ Traditional IRA	☐ ROTH IRA	☐ SEP/IRA	☐ Rollover IRA	☐ Beneficial IRA*

* Beneficial IRA Decedent Name

Non-qualified Plan ($5,000 minimum investment):
☐ Uniform Gift to Minors Act State of __________________	☐ Uniform Transfers to Minors Act DOB of Minor_________________

Other Accounts ($5,000 minimum investment):

☐ C Corporation ☐ Pension Plan	☐ S Corporation ☐ Profit Sharing Plan	☐ Non-Profit Organization ☐ Other	☐ Partnership
Name of Corporation/Plan Name/Other:
This information should be compliant with the IRS Form W-9 requirements. Please refer to instructions for Form W-9 at IRS.gov.

four	Distributions Instructions
Custodian must approve directed distributions for Qualified Plan accounts.
Select one.	☐ Send a check to Investor/Trustee address entered in Section Two

☐ Reinvest in Corporate Capital Trust, Inc. shares. (Refer to the prospectus for the terms of the distribution reinvestment plan.)
☐ Direct deposit (Account information must be entered below. This option is not available to Qualified Plan accounts.)

CCT is authorized to deposit distributions to the checking, savings or brokerage account indicated below. This authority will remain in force until CCT is notified otherwise in writing. If CCT erroneously deposits funds into the account, CCT is authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution
Address
	City		State	Zip Code
Select one.	☐ Checking	☐ Savings	☐ Brokerage or other
Attach a voided check.	Account Number		ABA Routing Number
Account Name

Name of Investor/Trustee	SSN/TIN

five		Subscriber Signatures

In order to induce Corporate Capital Trust, Inc. to accept this subscription, I hereby represent and warrant as follows:

(A power of attorney may not be granted to any person to make such representations on behalf of investor(s).) Only fiduciaries such as trustees, guardians, conservators, custodians and personal representatives may make such representations on behalf of an Investor.

Each investor must initial each representation.			Investor	Co-Investor
	a)	I have received the prospectus (as amended or supplemented as of the date hereof) for Corporate Capital Trust, Inc.	Initials	Initials
b)

I have (i) a net worth of at least $250,000 or (ii) a net worth of at least $70,000 and a gross annual income of at least $70,000. (Net worth does not include home, furnishings and personal automobiles.)

If applicable, I also meet the additional suitability requirements imposed by my state of primary residence as set forth in the prospectus (as amended or supplemented as of the date hereof) under the sections described in the prospectus and entitled “Suitability Standards” and “How to Subscribe.” (Applies to Alabama, California, Idaho, Iowa, Kentucky, Maine, Michigan, Nebraska, Ohio, Oklahoma, and Tennessee investors.)

Kansas – It is recommended by the Office of the Kansas Securities Commissioner that Kansas Investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar investment. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Kentucky – An investment in our securities is limited to Kentucky Investors who have (i) a net worth of at least $85,000 and annual gross income of at least $85,000 or (ii) a net worth of at least $300,000. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

			Initials	Initials
c)

I acknowledge that Corporate Capital Trust, Inc. does not intend to list the shares on an exchange during the offering period, and it does not expect a secondary market in the shares to develop. I do not expect to be able to resell my shares regardless of how Corporate Capital Trust, Inc. performs. If I am able to sell my shares, I may receive less than my purchase price. Corporate Capital Trust, Inc.’s board of directors may implement a share repurchase program, but only a limited number of shares will be eligible for repurchase under the program. Accordingly, I have considered that I may be unable to sell my shares and receive the sale proceeds at least until 2019.

			Initials	Initials
d)

I am either purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

			Initials	Initials
If you participate in the distribution reinvestment plan or make subsequent purchases of shares of Corporate Capital Trust, Inc., and you fail to meet the suitability requirements for making an investment or you can no longer make the representations or warranties set forth in this section, you are expected to promptly notify your broker, financial advisor or investor representative in writing of the change and to terminate your participation in the distribution reinvestment plan.

Substitute IRS Form W-9 Certification:

The investor signing below, under penalties of perjury, certifies that (i) the number shown on this subscription agreement is its correct taxpayer identification number (or it is waiting for a number to be issued to it) and (ii) it is not subject to backup withholding either because (A) it is exempt from backup withholding, (B) it has not been notified by the Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified it that it is no longer subject to backup withholding, and (iii) it is a U.S. person for federal tax purposes (including a U.S. resident alien).

YOU MUST CROSS OUT CLAUSE (ii) IN THIS CERTIFICATION AND THE “SUBJECT TO BACKUP WITHHOLDING” BOX IN SECTION TWO SHOULD BE CHECKED IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT IT IS CURRENTLY SUBJECT TO BACKUP WITHHOLDING BECAUSE IT HAS FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON ITS TAX RETURN.

The Internal Revenue Service does not require your consent to any provision of this document other than this certification, which is required to avoid backup withholding.

Each investor must sign.	Signature of Investor – OR – Beneficial Owner	Date
Custodian must sign on a custodial account.	Signature of Co-Investor – OR – Custodian	Date

Name of Investor/Trustee	SSN/TIN

six	Investor Representative (Broker, Financial Advisor or other Investor Representative) Information & Signatures

The broker, financial advisor or other investor representative (each an “Investor Representative”) signing below hereby warrants that it is duly licensed and may lawfully sell shares in the state designated as the Investor’s legal residence or is exempt from such licensing.

Name of Participating Broker-Dealer or Financial Institution ☐ Check if recently employed by new Broker-Dealer or Financial Institution
	Name of Broker/Financial Advisor/Other Investor Representative		Advisor Number
	Mailing Address	☐ Check if updated address
	City	State	Zip Code
	Telephone	Fax
Email Address

The undersigned confirms by its signature that it (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the Investor is properly authorized and identified; (iii) has discussed such Investor’s prospective purchase of shares with such Investor; (iv) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered the prospectus and related amendments and supplements, if any, to such Investor; (vi) no sale of shares shall be completed until at least five business days after the date the Investor receives a copy of the prospectus, as amended or supplemented; and (vii) has reasonable grounds to believe that the purchase of shares is a suitable investment for such Investor, that such Investor meets the suitability standards applicable to such Investor set forth in the prospectus (as amended or supplemented as of the date hereof), and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The above-identified entity, acting in its capacity as agent, broker, financial advisor or other investor representative, has performed functions required by federal and state securities laws and, as applicable, FINRA rules and regulations, including, but not limited to Know Your Customer, Suitability and PATRIOT Act (AML, Customer Identification) as required by its relationship with the Investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

I understand this Subscription Agreement is for the offering of Corporate Capital Trust, Inc.

Signature of Broker/Financial Advisor/Other Investor Representative	Date
Signature of Branch Manager	Date

seven	Delivery Instructions

All items on the Subscription Agreement must be completed in order for a subscription to be processed. Investors should read the prospectus, as amended or supplemented as of the date hereof, in its entirety. Each subscription will be accepted or rejected by Corporate Capital Trust, Inc. within 30 days after its receipt. Investors will receive a confirmation of their purchase.

Wire transfers should be made to UMB Bank, N.A., ABA Routing #____________________ , Corporate Capital Trust, Inc., Account #__________________FBO ____________________________(investors’ name).

	Return via Standard Mail Corporate Capital Trust, Inc. c/o UMB Bank, N.A./ Boston Financial Processing Agent PO Box 8949 Boston, MA 02266-8949	Return via Overnight Delivery Corporate Capital Trust, Inc. c/o UMB Bank, N.A./ Boston Financial Processing Agent 30 Dan Road, Ste, 8949 Boston, MA 02266-8949	CNL Client Services Toll-Free (866) 650-0650 Fax (877) 694-1116

To receive your statements, tax forms and/or proxy materials and annual reports electronically, we invite you to visit www.corporatecapitaltrust.com/gopaperless.

Name of Investor/Trustee	SSN/TIN